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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549




                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                          DUTCHFORK BANCSHARES, INC.
                          --------------------------
  (Exact name of registrant as specified in its certificate of incorporation)



DELAWARE                                      57-1094236
--------                                      ----------
(state of incorporation or organization)      (IRS Employer Identification No.)


1735 Wilson Road, Newberry, South Carolina    29108
------------------------------------------    -----
(Address of principal executive offices)      (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[ ]
      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[X]
      Securities Act registration statement file number to which this form relates: No. 333-31986




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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      Incorporated by reference to the portion of the Prospectus under the heading "Description of Capital Stock of the Company," filed on March 8, 2000 as part of the Registrant's Registration Statement on Form SB-2, No. 333-31986.

ITEM 2.  EXHIBITS.

      1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

            (a)   Certificate of Incorporation

                  Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form SB-2, No. 333-31986, filed on March 8, 2000.

            (b)   Bylaws

                  Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form SB-2, No. 333-31986, filed on March 8, 2000.

            (c)   Plan of Conversion

                  Incorporated by reference to Exhibit 2.0 to Registrant's Registration Statement on Form SB-2, No. 333-31986, filed on March 8, 2000.

      2. A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.0 to Registrant's Registration Statement on Form SB-2, No. 333-31986, filed on March 8, 2000.





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      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                          DUTCHFORK BANCSHARES, INC.
                          --------------------------
                          (Registrant)


                          Date: April 27, 2000


                          By:   /s/ J. Thomas Johnson
                                -----------------------------------------
                                J. Thomas Johnson
                                Chairman, President and Chief Executive Officer